Exhibit 10.23

November 30, 2012

Mr. John F. Sandner
John F. Sandner & Associates
30 S. Wacker #1912
Chicago, IL 60606

CME Group Inc. (“CME”) and Mr. Sandner have agreed to amend the terms of that certain letter agreement (the “Agreement”), dated October 10, 2005. This Letter Amendment embodies our agreement. Pursuant to Section 12 of the Agreement, CME requests that the Agreement be updated as specified below.

Section 1 of the Agreement shall be amended and restated in its entirety as follows:

1.
Term. The initial term of this Agreement shall commence effective upon the date you accept this Agreement and shall terminate on December 31, 2013 (the “Term”). This Agreement shall also terminate upon your death or “permanent disability.” For purposes of this Agreement, “permanent disability” shall mean any mental or physical disability or illness which results in your being unable to substantially perform your duties for a continuous period of 150 days or for periods aggregating 180 days of any 365 day period.

Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

Mr. John F. Sandner
November 30, 2012

Please acknowledge your receipt and acceptance of this amendment by signing and returning to us one of the enclosed copies of this letter at your earliest convenience.

Very truly yours,

CME Group Inc.

__/s/ Alex J. Pollock____________________
Alex J. Pollock
Lead Director, CME Group Board of Directors

Address for Notice Purposes:
CME Group Inc.
20 South Wacker Drive
Chicago, IL 60606
Attn: General Counsel

Agreed and Accepted as of
January 1, 2013

_/s/ John F. Sannder_______
John F. Sandner

Address for Notice Purposes:
John F. Sandner & Associates
30 S. Wacker #1912
Chicago, IL 60606